                                                                    EXHIBIT 99.1
                            Explanation of Responses

Name:         CAGP General Partner, L.P.

Address:      C/O THE CARLYLE GROUP
              1001 PENNSYLVANIA AVENUE, N.W., STE. 220 S

Issuer and Ticker Symbol: CHINA RECYCLING ENERGY CORPORATION (CREG)

Date of Event:           11/16/2007

Requiring Statement:

Explanation of Responses:

        On November 16, 2007, China Recycling Energy Corporation (the "Company")
and its direct and indirect wholly-owned subsidiaries, Carlyle Asia Growth
Partners III, L.P., a Cayman Islands exempt limited partnership ("Asia Growth")
and CAGP III Co-Investment, L.P., a Cayman Islands exempt limited partnership
("Co-Investment," and collectively with Asia Growth, the "Investors") entered into a Stock and Notes Purchase Agreement ("Purchase Agreement"). Under the
terms of the Purchase Agreement, the Company sold to the Investors a 10% Secured
Convertible Promissory Note in the principal amount of $5,000,000 (the "Note").
The Note bears interest at 10% per annum and matures on November 16, 2009. The principal face amount of the Note, together with any interest thereon, convert, at the option of the Investors at any time on or prior to maturity, into shares of common stock at an initial conversion price of $1.23 per share (subject to anti-dilution adjustments). The number of shares of Common Stock issuable to the
Investors upon conversion of the Note, without giving effect to interest thereon and assuming that there are no events requiring adjustment to the conversion price, shall be 4,065,040, with cash payment to the Investors in lieu of fractional shares. The shares of Common Stock issuable upon conversion of the
Note are the only reportable shares of Common Stock owned by the Investors.
Pursuant to the Purchase Agreement, any shares issuable upon the conversion of the Note are allocable among the Investors 95.741% to Asia Growth, and 4.259% to
Co-Investment.

        Without giving effect to interest accrued on the Note subsequent to its issuance to Asia Growth and Co-Investment, at the close of the sale and purchase of the Note on November 16, 2007, Asia Growth and Co-Investment are, for
purposes of this Statement, the owners of record of 3,893,505 and 173,130 shares of Common Stock, respectively. CAGP General Partner, L.P. is the general partner of both Asia Growth and Co-Investment. CAGP General Partner, L.P. may, by virtue of it being the general partner of Asia Growth and Co-Investment, be deemed to have voting control and investment discretion over the securities held by Asia
Growth and Co-Investment. CAGP General Partner, L.P. disclaims beneficial ownership of such securities and this Statement shall not be deemed an admission that CAGP General Partner, L.P. is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities
Exchange Act of 1934, as amended, or for any other purpose. The general partner of CAGP General Partner, L.P. is CAGP Ltd., a limited company that is wholly owned by TC Group Cayman, L.P. The sole general partner of TC Group Cayman, L.P.
is TCG Holdings Cayman, L.P. Carlyle Offshore Partners II, Ltd. is the sole general partner of TCG Holdings Cayman, L.P. Each of CAGP Ltd., TC Group Cayman,
L.P., TCG Holdings Cayman, L.P., and Carlyle Offshore Partners II, Ltd. may, by
virtue of being the owner or general partner, as the case may be, of CAGP
General Partner, L.P., CAGP Ltd., TC Group Cayman, L.P., and TCG Holdings
Cayman, respectively, be deemed to have voting control and investment discretion over securities held by Asia Growth and Co-Investment. CAGP Ltd., TC Group
Cayman, L.P., TCG Holdings Cayman, L.P., and Carlyle Offshore Partners II, Ltd.
each disclaims beneficial ownership of such securities and this Statement shall not be deemed an admission that any such entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the
Securities Exchange Act of 1934, as amended, or for any other purpose.

        William E. Conway, Jr., Daniel A. D'Aniello, David M. Rubenstein, Allan
M. Holt, Jeffrey W. Ferguson and Bruce E. Rosenblum, as the directors of Carlyle
Offshore Partners II, Ltd., may be deemed have voting control and investment discretion over securities held by Asia Growth and Co-Investment. Such persons disclaim such beneficial ownership of such securities and this Statement shall not be deemed an admission that any such person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the
Securities Exchange Act of 1934, as amended, or for any other purpose.